UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2017

NET SAVINGS LINK, INC./DE

(Exact name of registrant as specified in its charter)

Delawere	000-53346	82-1337551
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2374 Route 390 P.O. Box 609
Mountainhome, PA	18342
(Address of principal executive offices)	(Zip Code)

(570) 595-2432

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 8, 2017, the Company entered into a definitive acquisition agreement with Danyi Zhang, a private individual, to acquire one-hundred percent (100%) of Shanghai Hua Si Tai Medical Consultation Company Limited, in exchange for a cash payment of eight-hundred thousand ($ 800,000.00) U.S. Dollars.

On October 9, 2017, the Company and Danyi Zheng amended the May 8, 2017 definitive acquisition agreement. The Company will now acquire seventy percent (70%) of Shanghai Hua Si Tai Medical Consultation Company Limited, in exchange for the sum of four-hundred thousand ($ 400,000.00) U.S. Dollars, which is payable in the form of a non-convertible promissory note, bearing 8% interest per annum. The duration of the note is 12 months, at which time the note is due in full, along with any accrued interest. The closing of this agreement is effective immediately upon signing.

In addition, the parties agree that the Company will provide Shanghai Hua Si Tai Medical Consultation Company Limited with working capital in the sum of four-hundred thousand ($ 400,000.00) U.S. Dollars during the 12 months following the signing of this agreement.

ITEM 7.01 REGULATION FD DISCLOSURE.

Today, the Company’s CEO, James A. Tilton, announced the execution and closing of an amended Definitive Acquisition Agreement with Danyi Zhang, a private individual.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

2 Amended Definitive Acquisition Agreement dated October 9, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2017

NET SAVINGS LINK, INC.

/s/ James Tilton
James Tilton, Chief Executive Officer

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